Exhibit 10.14

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND APPLICABLE LAWS, AS AMENDED, EXCEPT AS SET FORTH IN SECTION 6 OF THIS NOTE.

CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$	April 10, 2001

Austin, Texas

For value received, SigmaTel, Inc., a Texas corporation (the “Company”), promises to pay to             , a corporation organized under the laws of              (the “Holder”), the principal sum of              Dollars ($            ), plus accrued interest. Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to the lower of (i) ten percent (10%) per annum, or (ii) the maximum rate permitted by law. This Note is issued pursuant to that certain Convertible Subordinated Note and Warrant Purchase Agreement between the Company and certain investors named therein, dated of even date herewith (the “Purchase Agreement”), and is one of the Notes referred to as a “Note” in the Purchase Agreement.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Maturity. Subject to Section 2, principal and any accrued interest under this Note shall be due and payable upon demand by the Holder at any time after April 10, 2006. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2. Conversion.

(a) Investment by the Holder. At any time, all or any portion of the principal amount of this Note shall, at the Holder’s option, be converted into shares of the Company’s Series I Preferred Stock (the “Series I Stock”). Interest accruing under this Note shall not be converted into shares of the Company’s Series I Preferred Stock, but rather shall be paid as required by Section 1 and Section 2(c). The number of shares of Series I Stock to be issued upon conversion of principal shall be equal to the quotient obtained by dividing (i) the entire principal amount of this Note by (ii) $2.57 (the “Conversion Price”), rounded to the nearest whole share, as adjusted pursuant to Section 3 herein.

(b) Mechanics and Effect of Conversion. No fractional shares of the Company’s capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest thereon being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

(c) Payment of Interest. Upon conversion of the principal amount of this Note into the Company’s capital stock, any interest accrued on this Note shall be immediately paid to the Holder.

3. Adjustments.

(a) Redemption or Conversion of Preferred Stock. If all of the Company’s outstanding shares of Series I Preferred Stock are redeemed or converted into shares of Common Stock, then this Note shall automatically become convertible into that number of shares of Common Stock equal to the number of shares of Common Stock that would have been received if this Note had been converted in full and the shares of Series I Preferred Stock received thereupon had been simultaneously converted into shares of Common Stock immediately prior to such event, and the Conversion Price shall be automatically adjusted accordingly.

(b) Stock Splits and Dividends. If outstanding shares of the Company’s Series I Preferred Stock shall be subdivided into a greater number of shares or a dividend in Series I Preferred Stock shall be paid in respect of Series I Preferred Stock, the Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Series I Preferred Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Conversion Price, the number of shares of Series I Preferred Stock into which this Note may be converted shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the conversion of this Note immediately prior to such adjustment, multiplied by the Conversion Price in effect immediately prior to such adjustment, by (ii) the Conversion Price in effect immediately after such adjustment.

(c) Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the conversion of this Note) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the conversion hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had converted this Note immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3.

(d) Adjustment Certificate. When any adjustment is required to be made in the number of shares of Series I Stock or the Conversion Price pursuant to this Section 3, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Conversion Price after such adjustment and (iii) kind and amount of stock or other securities or property into which this Note shall be convertible after such adjustment.

(e) Acknowledgment. In order to avoid doubt, it is acknowledged that the holder of this Note shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Series I Preferred Stock of the Company which occur prior to the conversion of this Note, including without limitation, any increase in the number of shares of Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock.

4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company’s Senior Indebtedness, as hereinafter defined.

(a) Senior Indebtedness. As used in this Note, the term “Senior Indebtedness” shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of the Company to banks, commercial finance lenders, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness of the Company arising from the satisfaction of such Senior Indebtedness by a guarantor.

(b) Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or similar arrangements with creditors generally (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, or if there should occur any event of payment default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be satisfied, or in the case of any event of payment default, unless within six (6) months after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the satisfaction of the principal of and interest on all of the Senior Indebtedness then outstanding. Notwithstanding the provisions contained in the preceding sentence, the Holder of this Note may accelerate this Note and file a proof of claim, and upon such event any payment or distribution received by the Holder of this Note shall be held by the Holder in trust for the benefit of, and shall be paid over to, the holders of the Senior Indebtedness for application to the Senior Indebtedness, unless and until the Senior Indebtedness has been paid or satisfied in full. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been satisfied, no payment shall be made in respect of the principal of or interest on this Note, unless within three (3) months after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

(c) Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 4 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest thereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

(d) Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 4(b) above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 4 shall, as between the

Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

(e) Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 4.

5. Payment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. All payments by the Company hereunder shall be made free and clear of any taxes, duties, withholdings or other deductions or retention whatsoever, whether imposed now or hereafter as a result of any change in applicable law. If the Company is required by law to make any such withholding or deduction or retention from any sum payable by it to the Holder, then the Company shall pay to the Holder such additional amounts as will ensure that the Holder shall receive and retain the full amount of such sum as though no such withholding or deduction or retention were required to be made. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty, upon thirty (30) days prior written notice to the Holder, during which period Holder shall be entitled to exercise its conversion rights under Section 2 of this Note.

6. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except that, and notwithstanding the requirement for an opinion of counsel in the legend at the beginning of this Note, the Holder may transfer, assign, or pledge this Note to an affiliate without prior written consent of the Company and without delivering such an opinion of counsel to the Company, provided that, in the event of such transfer, assignment, or pledge, the Holder shall remain liable, along with the transferee, for performance of the holder’s obligations under this Note. For purposes of this Note, an “affiliate” shall mean (i) any person directly or indirectly controlling, controlled by or under common control with the Holder, and (ii) if the Holder or an affiliate thereof is a limited liability company or a partnership, members and former members of such limited liability company or partners or former partners of such partnership. Subject to the preceding sentences of this paragraph, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

7. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law.

8. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient (i) upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS); (ii) forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed as set forth below; (iii) if faxed during business hours, the day such notice is faxed and confirmed to the applicable fax number set forth below, or (iv) for international deliveries, three business days after deposit with a reputable private international express delivery service, fees prepaid, addressed as set forth below:

(i)     if to the Company, at:

SigmaTel, Inc.

3815 S. Capital of Tx Hwy, Suite 300

Austin, Texas 78704

Attn: General Counsel

Fax: (512) 381-4125

(ii)   if to the Purchaser, at:

with copies to:

Any party hereto (and such party’s permitted assigns) may by notice so given change its address for future notices hereunder.

9. Amendments and Waivers. Any provision of this Note may be amended, waived, or modified only upon the written consent of the Company and the holders of at least two-thirds of the face amount of all then outstanding Notes issued pursuant to the Purchase Agreement. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Company, the Holder and each transferee of the Note. Except as expressly provided herein, the Company waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

10. Action to Collect on Note. The Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with the collection and enforcement of this Note.

[Signature Page Follows]

The parties have executed this Convertible Subordinated Promissory Note as of the date first written above.

COMPANY: SIGMATEL, INC.

By:
Donald W. Muskopf, Chief Financial Officer

Address	3815 S. Capital of Tx Hwy, Suite 300 Austin, Texas 78704
Facsimile:	(512) 381-4125

AGREED TO AND ACCEPTED:

By:

Print Name:

Title: